As filed with the Securities and Exchange Commission on February 7, 2008

File No. 333-146899

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-0777636
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

435 Devon Park Drive, Building 700
Wayne, Pennsylvania 19087
(484) 586-8222

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Leslie A. Brun, Chief Executive Officer
Global Alternative Asset Management, Inc.
435 Devon Park Drive, Building 700
Wayne, Pennsylvania 19087
(484) 586-8222

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	Stephen T. Burdumy, Esq. Drinker Biddle & Reath LLP One Logan Square 18th & Cherry Streets Philadelphia, Pennsylvania 19103 (215) 988-2880 (215) 988-2757 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	17,250,000 Units	$10.00	$172,500,000	$6,779.25
Shares of Common Stock included as part of the Units	17,250,000 Shares	—	—	—	(3)
Warrants included as part of the Units	17,250,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	17,250,000 Shares	$6.50	$112,125,000	$4,406.52
Total			$284,625,000	$11,185.77	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,250,000 Units and 2,250,000 shares of Common Stock and 2,250,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, FEBRUARY 7, 2008

$150,000,000

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.

15,000,000 Units

Global Alternative Asset Management, Inc. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the alternative asset management sector or a related business, meaning a business providing services or products to alternative asset management businesses or to investors in such businesses. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.50. Each warrant will become exercisable on the later of six months after our completion of a business combination or _______ , 2009 [one year from the date of this prospectus], and will expire on ________ __, 2013 [five years from the date of this prospectus], or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 2,250,000 units (over and above the 15,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

Fortune Management, Inc. (“Fortune Management”), an affiliate of Leslie A. Brun, our Chief Executive Officer, and J. Paul Bagley, our Chairman, has committed to purchase from us an aggregate of 7,825,000 warrants at $1.00 per warrant (for a total purchase price of $7,825,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase will be placed in the trust account described below. The “insider warrants” to be purchased by Fortune Management will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by Fortune Management or its affiliates. Fortune Management has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol GLE.U on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols GLE and GLE.WS, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.70	$9.30
Total	$150,000,000	$10,500,000	$139,500,000

(1)	Of the underwriting discount and commissions, $6,000,000 ($0.40 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

$144,675,000 of the net proceeds of this offering (including the $6,000,000, or $0.40 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $7,825,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $152,500,000 (or approximately $10.17 per unit sold to the public in this offering), will be deposited into a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination or our liquidation (which may not occur until __________, 2010 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2008.

EarlyBirdCapital, Inc.

Ladenburg Thalmann & Co. Inc.	Maxim Group LLC	Pali Capital, Inc.

 , 2008

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Global Alternative Asset Management, Inc.;
•	references to “initial stockholders” or “existing stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors;
•	references to “initial shares” refers to the 4,312,500 shares outstanding prior to this offering, made up from the 5,750,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 in September 2007 less 1,437,500 shares of common stock that certain of our initial stockholders contributed back to our capital, at no cost to us, in January 2008;
•	references to “insider warrants” refers to the 7,825,000 warrants we are selling privately to Fortune Management, Inc. upon consummation of this offering;
•	references to the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing stockholders to the extent that they purchase such shares; and
•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on August 24, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities.

We intend to focus our efforts on seeking a business combination with an operating company in the alternative asset management sector or a related business, meaning a business providing services or products to alternative asset management businesses or to investors in such businesses. Such related businesses could include back-office administrative services, information technology service providers and advisory and administrative service providers to high-net worth families and investors, third-party marketers and family offices. Businesses in the alternative asset management sector are commonly referred to by such categories as hedge funds, private equity funds, real estate funds or distressed funds, among others. Alternative asset management portfolios typically include a significant performance fee component and measure success in terms of absolute returns rather than comparisons to benchmark indices.

We will seek to acquire a business or businesses whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic growth from expansion of business lines and product types and growth through acquisitions into areas such as Europe and the Far East. We intend to initially focus our search on businesses in the United States, but may also explore opportunities internationally.

Notwithstanding the foregoing, our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic location. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry or geographic location in which we may ultimately operate or the target business which we may ultimately acquire.

We will seek to capitalize on the significant alternative asset management and private equity investing experience and proprietary deal flow generation and network of Fortune Management, Inc. (“Fortune Management”), as well as Leslie A. Brun, our Chief Executive Officer, and J. Paul Bagley, our Chairman.

Fortune Management is an integrated private equity group registered in Delaware, whose shares are listed on the Frankfurt am Main and Dubai stock exchanges. Fortune Management initiates, structures and manages its own and third-party private equity funds. Fortune Management is the holding company of the operational units of the Fortune Management Group, which are active in Switzerland, Germany, Austria, Luxembourg, Netherlands, Chile, Dubai and Bahamas. As of June 2007, Fortune Management had approximately 260 employees. Fortune Management concentrates its business in two specific areas: Private Equity and Asset Management. In its Private Equity business, the company makes its own investments in companies with high potential for growth and capital appreciation (“Principal Investments”), and structures and launches funds and investment products (“Private Equity Management”). Principal Investments primarily seek to derive income from the increase in value of holdings acquired. Private Equity Management emphasizes generating fees for managing the funds or investment vehicles. Fortune Management’s Asset Management business is focused on acquiring independent asset management companies, mainly in Switzerland. Such companies are concerned primarily with managing funds provided by customers within a contractual relationship. To date, assets under management have grown to over $1.25 billion. The companies are acquired by Fortune Wealth Management Group AG, a wholly owned subsidiary of Fortune Management.

Messrs. Bagley and Brun are actively involved in the management of Fortune Management. Mr. Bagley is Chairman of the Board of Fortune Management. Mr. Bagley is also chairman of GATE, a privately held integrated biodiesel company owned 65% by Fortune Management. He is also a director of Hamilton Lane Private Equity Fund plc, listed on the Dublin Stock Exchange, and managing member of Stone Pine Investment Banking, LLC, a private equity company. Mr. Brun is a Director of Fortune Management and Head of Private Equity Management. Mr. Brun is also non-executive chairman of the board of directors of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services, and a director of Broadridge Financial Solutions, Inc., a provider of investor communication services. Mr. Brun is also chairman and chief executive officer of Sarr Group, LLC, a private investment holding company. Prior to Sarr, Mr. Brun founded and was chairman emeritus of Hamilton Lane Advisors, a leading private equity advisory and asset management company.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until ___________, 2010 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations

(if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities, or more traditional debt financing. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Our principal executive offices are located at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087 and our telephone number is (484) 586-8222.

THE OFFERING

Securities offered
15,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Securities to be purchased by insiders
7,825,000 insider warrants at $1.00 per warrant (for a total purchase price of approximately $7,825,000) will be sold to Fortune Management pursuant to letter agreements among us, EarlyBirdCapital and Fortune Management. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by Fortune Management or its affiliates. Fortune Management has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination. EarlyBirdCapital has no intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.
In addition, Fortune Management has entered into an agreement with EarlyBirdCapital pursuant to which it or its affiliates will place limit orders for 1,000,000 shares of our common stock commencing two business days after we file our preliminary proxy statement for a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved. Fortune Management has agreed to vote these shares in favor of a proposed business combination. As a result, it may be able to influence the outcome of a specific business combination. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act at a price equal to the per share amount held in our trust account as reported in our most recent Form 10-K, Form 10-Q or Current Report on Form 8-K filed prior to the purchase and will be made by EarlyBirdCapital or another broker dealer mutually agreed upon by Fortune Management and EarlyBirdCapital in such amounts and at such times as EarlyBirdCapital or such other broker dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per share purchase price. Fortune Management has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until one year after we have completed a business combination.
Common stock:
Number outstanding before this offering
4,312,500 shares(1)
Number to be outstanding after this offering
18,750,000 shares(2)
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to insiders
7,825,000 warrants
Number to be outstanding after this offering and sale to insiders
22,825,000 warrants
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$6.50

Exercise period
The warrants will become exercisable on the later of:
• six months after the completion of a business combination with a target business, or
• [________], 2009 [one year from the date of this prospectus].
However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire at 5:00 p.m., New York City time, on [________], 2013 [five years from the date of this prospectus] or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (including the insider warrants):
• in whole and not in part,
• at a price of $0.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $6.50 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

(1)	This number includes an aggregate of 562,500 shares of common stock that are subject to forfeiture by Fortune Management if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 shares of common stock have been forfeited by Fortune Management.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we call the warrants for redemption and our management does not take advantage of this option, Fortune Management and its affiliates would still be entitled to exercise the insider warrants as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.
Proposed American Stock Exchange symbols for our:
Units
GLE.U
Common stock
GLE
Warrants
GLE.WS
Offering proceeds to be held in trust
$144,675,000 of the net proceeds of this offering plus the $7,825,000 we will receive from the sale of the insider warrants (for an aggregate of $152,500,000 or approximately $10.17 per unit sold to the public in this offering) will be placed in a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $6,000,000 of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,900,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $200,000).
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid by us or a target business to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment of $160,000 in non-interest bearing loans made by Fortune Management;
• payment of $7,500 per month to Fortune Management for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us to such individuals incurred in connection with their activities on our behalf. Our audit committee will review and ratify all reimbursements made to our officers or directors.
Right of First Review
In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to the pre-existing fiduciary or contractual obligations described below. Additionally, Fortune Management, of which J. Paul Bagley is chairman and Leslie A. Brun is a member of the board of directors of Fortune Management and chairman of the firm’s Private Equity Management group, has agreed to allow Messrs. Bagley and Brun to show all potential business combination opportunities to us prior to showing such opportunities to Fortune Management.
Donald R. Jackson has a pre-existing fiduciary duty to Stone Pine Investment Banking, LLC and its affiliates. Andrew J. Cahill has a pre-existing fiduciary duty to Shore Capital LLC. Parker Brophy has a pre-existing fiduciary duty to Mustang Capital Partners, LLC. Philippe Charquet has a pre-existing fiduciary duty to Tempo Capital Partners LLP. Accordingly, they must honor these pre-existing fiduciary duties to such entities and will be required to present all business opportunities which are suitable for them to them prior to presenting such opportunities to us.
Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation also provides that we will continue in existence only until ___________, 2010 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by __________, 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Stockholders must approve business combination
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 39.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Conversion rights for stockholders voting to reject a business combination
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $10.17 per share, or approximately $10.11 per share if the over-allotment option is exercised in full), plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined in Section 13(d)(3) of the Securities Act of 1933, as amended), will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We will require each public stockholder seeking to exercise conversion rights to certify to us, under penalty of perjury, whether such stockholder is acting in concert or as a group with any other stockholder. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us or our management at a premium to the then current market price. By eliminating any stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we will deter a small group of stockholders from unreasonably attempting to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.
We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket.
Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, our company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
Liquidation if no business combination
As described above, if we have not consummated a business combination by ____________, 2010 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.
We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $10.17, plus interest then held in the trust account for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more) and any liability may extend indefinitely.

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Fortune Management has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Fortune Management would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, there is no exception to the obligations of Fortune Management to pay such claim. We cannot assure you that Fortune Management will be able to satisfy those obligations if it is required to do so and if it refused to satisfy its obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against it to enforce our indemnification rights. However, our board of directors would not be personally liable to ensure that such claims are paid.
We anticipate the distribution of the funds in the trust account to our public stockholders will occur by _________, 2010 [10 business days from the date our corporate existence ceases]. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Fortune Management has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.
Escrow of existing stockholders’ shares
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our business combination or earlier if the underwriters do not exercise the over-allotment option in full or in part to the extent necessary to maintain our initial stockholders’ collective ownership of our shares of common stock at 20% or if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Additionally, a portion of such shares will be forfeited by our initial stockholders and returned to us for cancellation, in any allocation as they see fit, if the holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated.
Although the insider warrants will not be placed in escrow, Fortune Management has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.
Audit committee to monitor compliance
Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering size
We determined the offering size of $150 million based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we and the underwriters believed to be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, the report of our independent certified public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 18 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(160,216)	$146,722,891
Total assets	219,891	152,722,891
Total liabilities	197,000	6,000,000
Value of common stock which may be converted to cash	0	60,999,990
Stockholders’ equity	22,891	85,722,901

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $7,825,000 from the sale of the sponsors’ warrants and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid. The “as adjusted” working capital and “as adjusted” total assets include $6,000,000 being held in the trust account representing deferred underwriting discounts and commissions.

The working capital deficiency excludes $183,107 of costs related to this offering which were paid or accrued prior to December 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $152,500,000 (which includes deferred underwriting discounts and commissions of approximately $6,000,000) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $6,000,000 (or approximately $0.40 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account totaling $152,500,000 of net proceeds from the offering, including $7,825,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less
(i) up to $1,900,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 39.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 39.99% of the 15,000,000 shares sold in this offering, or 5,999,999 shares of common stock, at an initial per-share conversion price of approximately $10.17, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,
•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, our company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We currently have a working capital deficit whereby our current liabilities exceed our current assets (cash). The report of our independent certified public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately ___ similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking a public offering of their stock. Of these companies, __ companies have consummated an initial business combination, while approximately __ other companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such initial business combination, and __ companies have failed to complete initial business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, based upon publicly available information, there are approximately __ blank check companies with more than $__ billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $10.17 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Fortune Management has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Fortune Management would not have any obligation to indemnify such claims as they would be paid from such available funds. Messers. Brun and Bagley would not be personally liable to ensure that the proceeds in the trust fund are not reduced by claims of creditors if Fortune Management is unable to satisfy its obligations. Our board would not be personally liable to insure that the proceeds in the trust fund are not reduced by claims of creditors if Fortune Management is unable to satisfy its obligations. However, if a claim exceeded such amounts, there is no exception to the obligations of Fortune Management to pay such claim. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Fortune Management having any such obligations is minimal. Notwithstanding the foregoing, we have reviewed Fortune Management’s financial information and believe it will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that it will be able to satisfy those obligations and if it refused to satisfy its obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against it to enforce our indemnification rights. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than approximately $10.17, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $10.17 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend indefinitely and therefore well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after _____________, 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search for target businesses in the alternative asset management sector, we may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company, we may be affected by numerous risks inherent in the business operations of that entity. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 65,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 23,425,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of blank check preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock, such as dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors beneficially own shares of our common stock issued prior to the offering and some of them will beneficially own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors beneficially own shares of our common stock that were issued prior to this offering. Additionally, Fortune Management, an affiliate of J. Paul Bagley, our Chairman, and Leslie A. Brun, our Chief Executive Officer, is purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may proceed with a business combination even if public stockholders owning 39.99% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 39.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. While there are several other offerings similar to ours which include conversion provisions greater than 20%, a conversion percentage of 20% to 30% is customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only __ of the ___ blank check companies that have gone public in the United States or have filed registration statements with the SEC seeking to go public since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). In addition, Fortune Management has entered into an agreement with EarlyBirdCapital, pursuant to which it or its affiliates will place limit orders for 1,000,000 shares of our common stock commencing two business days after we file our preliminary proxy statement for a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved. Fortune Management has agreed to vote these shares in favor of a proposed business combination. If Fortune Management purchases the full 1,000,000 shares pursuant to this agreement, our officers and directors and their affiliates will collectively hold approximately ___% of our issued and outstanding shares of common stock and, accordingly, may influence actions requiring a stockholder vote, including a business combination. None of our other existing stockholders, officers, directors or their affiliates has indicated any intention to purchase additional units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our existing stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.006 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 27.4% or $2.74 per share (the difference between the pro forma net tangible book value per share of $7.26, and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 15,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 7,825,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our existing stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If the holders of these securities exercise their registration rights with respect to all of their securities, then there will be an additional 3,750,000 shares of common stock (or 4,312,500 shares of common stock if the over-allotment option is exercised in full) and 7,825,000 warrants (as well as 7,825,000 shares of common stock underlying the warrants)eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense not allocated to any of the offering proceeds.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Risks Related To Operations In the Alternative Asset Management Sector

We initially intend to focus our search for a target business in the alternative asset management sector. However, our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic location. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry or geographic location in which we may ultimately operate or the target business which we may ultimately acquire. Business combinations with companies that operate in the alternative asset management sector entail special considerations and risks. If we are successful in completing a business combination with a target business that operates in the alternative asset management sector, we will be subject to, and possibly adversely affected by, the risks set forth below. However, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

The investment management business is intensely competitive which may make it difficult for us to consummate an initial business combination or generate attractive returns.

We will be targeting businesses in the alternative asset management sector and related businesses. Alternative asset management portfolios are commonly referred to by such categories as hedge funds, private equity funds, real estate funds or distressed funds, among others. Over the past several years, the size and number of hedge funds and private equity funds has continued to increase. If this trend continues, the allocation of increasing amounts of capital to alternative investment strategies by institutional and individual investors may lead to a reduction in profitable investment opportunities, including by driving prices for investments higher and increasing the difficulty of achieving targeted returns. In addition, if interest rates were to rise or there were to be a prolonged bull market in equities, the attractiveness of alternative asset management businesses relative to investments in other investment products could decrease.

To the extent we acquire a business in the alternative asset management sector, we will compete in all aspects of our business with a large number of investment management firms, private equity fund sponsors, hedge fund sponsors and other financial institutions. Additionally, many of these competitors may be attempting to acquire businesses in the alternative asset management sector, which could make it more difficult for us to consummate our initial business combination. After any such acquisition, a number of factors may serve to increase our competitive risks:

•	investors may develop concerns that we will allow a business to grow to the detriment of its performance;
•	other entities that participate in the alternative asset management sector will have greater capital and may have greater sector expertise than we do, which creates competitive disadvantages with respect to investment opportunities; and

•	there are relatively few barriers to entry impeding new private equity and hedge fund management firms, and the successful efforts of new entrants into the alternative asset management sector, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, will continue to result in increased competition.

These and other factors could materially adversely affect any target business and our ability to successfully consummate an initial business combination.

The reputation of the alternative asset management industry could be adversely affected by regulatory compliance failures, the potential adverse effect of changes in laws and regulations applicable to our business and effects of negative publicity surrounding the hedge fund industry in general.

Potential regulatory action poses a significant risk to the alternative asset management industry, which is subject to extensive regulation in the United States and in other countries. If we acquire a target business in the alternative asset management industry, we may be subject to regulation by the SEC under the Securities Exchange Act of 1934 and possibly the Investment Advisers Act of 1940. It is also likely that our investing activities will be subject to regulation by various United States state regulators and possibly by other Federal regulators, such as the Commodity Futures Trading Commission. To the extent we acquire a target business with international operations, our investment activities around the globe will be subject to a variety of regulatory regimes that vary country by country.

Each of the regulatory bodies with jurisdiction over the alternative asset management industry has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular businesses. A failure to comply with the obligations imposed by the Investment Advisers Act of 1940 on investment advisers, including record-keeping, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the Investment Company Act of 1940, could result in investigations, sanctions and reputational damage among other things. Any liquid hedge fund businesses and hybrid hedge fund business in which we may engage would be involved regularly in trading activities which implicate a broad number of U.S. and foreign securities law regimes, including laws governing trading on inside information, market manipulation and a broad number of technical trading requirements that implicate fundamental market regulation policies. Violation of such laws could result in severe restrictions on our activities and in damage to our reputation.

Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions as well as criminal penalties and civil liability. The regulations to which we may be subject are designed primarily to protect asset management clients and investors in funds and to ensure the integrity of the financial markets. Even if a sanction imposed against us or our personnel by a regulator is for a small monetary amount, the adverse publicity related to such sanction against us by regulators could harm our reputation and impede our ability to raise additional capital.

As a result of recent highly-publicized financial scandals, investors have exhibited concerns over the integrity of the United States financial markets, and the regulatory environment surrounding the alternative asset management industry is subject to further regulation. In recent years, there has been debate in both the United States and foreign governments about new rules or regulations to be applicable to hedge funds or other alternative investment products. We may be adversely affected if new or revised legislation or regulations are enacted, or by changes in the interpretation or enforcement of existing rules and regulations imposed by the SEC, other United States or foreign governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. Such changes could place limitations on the type of investor that can invest in alternative asset funds or on the conditions under which such investors may invest. Further, such changes may limit the scope of investing activities that may be undertaken by alternative asset managers. Any such changes could increase our costs of doing business or materially adversely affect our profitability.

If we purchase a registered investment adviser, the clients of that adviser may terminate their advisory contracts.

Under the Investment Advisers Act of 1940, an SEC registered investment adviser cannot assign a client's advisory contract without the consent of the client. For this purpose, an assignment includes a change of control of the investment adviser. If we purchase voting securities of a registered investment adviser in a transaction that constitutes a change of control, clients of that adviser may object to the assignment and terminate their advisory relationship. Applicable state laws may contain similar provisions applicable to state-registered advisers. In addition, if any clients of an investment adviser that we purchase are registered investment companies, the advisory agreements with the investment company will terminate upon a change of control of the adviser and a new advisory agreement would need to be approved by shareholders of the investment company.

Members of the United States Congress are reviewing the tax laws applicable to investment partnerships, including the taxation of “carried interest”, and these laws could be changed in a manner that materially impacts the alternative asset management sector.

Some members of the United States Congress are considering legislative proposals to treat all or part of the income, including capital gain and dividend income, recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e., “carried interest”) as ordinary income to such partner for U.S. federal income tax purposes. Depending on the specific provisions, the enactment of any such legislation could materially increase taxes payable by equity holders of certain alternative asset management businesses and/or materially increase the tax liability of alternative asset management businesses and thus reduce the value of their outstanding equity. In the event that we acquire a business in the alternative asset management sector, any such change in the U.S. Federal tax laws may have a material adverse effect on our profitability by increasing our tax liabilities or by increasing the amount of taxes payable by our stockholders either of which could adversely affect the value of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$150,000,000		$172,500,000
From private placement	7,825,000		7,825,000
Total gross proceeds	157,825,000		180,325,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 3% of which is payable at closing and 4% of which is payable upon consummation of a business combination)	$10,500,000	(2)	$12,075,000 (2)
Legal fees and expenses	305,000		305,000
Miscellaneous expenses	16,893		16,893
Printing and engraving expenses	100,000		100,000
American Stock Exchange filing and listing fee	80,000		80,000
Accounting fees and expenses	70,000		70,000
SEC registration fee	12,357		12,357
FINRA filing fee	40,750		40,750
Total offering expenses	$11,125,000		$12,700,000
Proceeds after offering expenses	$146,700,000		$167,625,000
Net offering proceeds held in trust	$146,500,000		$167,425,000
Deferred underwriting discounts and commissions held in trust	$6,000,000		$6,900,000
Total held in trust	$152,500,000		$174,325,000
Net offering proceeds not held in trust(3)	$200,000		$200,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(2)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$1,000,000		(47.6)%
Due diligence of prospective target businesses by officers, directors and existing stockholders	250,000		(11.9)%
Legal and accounting fees relating to SEC reporting obligations	200,000		(9.5)%
Payment of administrative fee to Fortune Management ($7,500 per month for two years)	180,000		(8.6)%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	470,000		(22.4)%
Total	$2,100,000		(100.0)%

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from Fortune Management described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants.

(3)	The amount of proceeds not held in trust will remain constant at $200,000 even if the over-allotment is exercised. In addition, $1,900,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, Fortune Management has committed to purchase the insider warrants (for an aggregate purchase price of $7,825,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$144,675,000, or $166,500,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $7,825,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,900,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Fortune Management, an affiliate of J. Paul Bagley and Leslie A. Brun, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Fortune Management for our benefit and is not intended to provide Messrs. Bagley or Brun compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by Fortune Management is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid by us or a target business to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and existing stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $200,000. In addition, interest earned on the funds held in the trust account, up to $1,900,000, may be released to us to fund our working capital requirements. We intend to use the excess working capital (approximately $470,000) for director and officer liability insurance premiums (approximately $200,000), with the balance of $270,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Fortune Management has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

Fortune Management has advanced to us a total of $160,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the earlier of September 13, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2007, our net tangible book value was a deficiency of $160,216, or approximately $(0.04) per share of common stock. After giving effect to the sale of 15,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 31, 2007 would have been $85,722,901 or $7.26 per share, representing an immediate increase in net tangible book value of $7.30 per share to the existing stockholders and an immediate dilution of $2.74 per share or 27.4% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $60,999,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of approximately $6,000,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(.04)
Increase attributable to new investors and private sales	7.30
Pro forma net tangible book value after this offering		7.26
Dilution to new investors		$2.74

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	3,750,000	(1)	20.0%	$25,000	0.01%	$0.007
New investors	15,000,000		80.0%	$150,000,000	99.99%	$10.00
	18,750,000		100.0%	$150,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 shares of common stock have been forfeited by Fortune Management as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(160,216)
Proceeds from this offering and private placement	152,700,000
Less: Deferred underwriting discounts and commissions	(6,000,000)
Offering costs paid in advance and excluded from net tangible book value before this offering	183,107
Less: Proceeds held in trust subject to conversion to cash	(60,999,990	)(1)
	$85,722,901
Denominator:
Shares of common stock outstanding prior to this offering	3,750,000	(2)
Shares of common stock included in the units offered	15,000,000
Less: Shares subject to conversion	(5,999,999)
Less: Shares to be forfeited by the existing stockholders in the event of maximum conversion	(937,500	)(3)
	11,812,501

(1)	Includes the deferred underwriting discounts and commissions (approximately $0.40 per share), which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 shares of common stock have been forfeited by Fortune Management as a result thereof.
(3)	Represents shares to be forfeited by our initial stockholders and returned to us for cancellation, in any allocation as they see fit, if the holders of up to approximately 39.99% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2007
	Actual	As Adjusted(1)
Note payable	$160,000	$0
Common stock, $.0001 par value, -0- and 5,999,999 shares which are subject to possible conversion, shares at conversion value	0	60,999,990
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	0	0
Common stock, $.0001 par value, 65,000,000 shares authorized; 4,312,500 shares issued and outstanding, actual; 11,812,501(2) shares issued and outstanding (excluding 5,999,999 shares subject to possible conversion and 937,500 shares subject to forfeiture), as adjusted	431	1,181
Additional paid-in capital	24,569	85,723,829
Deficit accumulated during the development stage	(2,109)	(2,109)
Total stockholders’ equity:	22,896	85,722,901
Total capitalization	$182,891	$146,722,891

(1)	Includes the $7,825,000 we will receive from the sale of the insider warrants.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 562,500 shares of common stock have been forfeited by Fortune Management as a result thereof.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders)may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $6,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements or to pay for our tax obligations, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, our company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 24, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Initially we will be targeting businesses in the alternative asset management sector, but we may acquire a business outside of that sector. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $625,000 and underwriting discounts of approximately $10,500,000, or $12,075,000 if the over-allotment option is exercised in full, will be approximately $138,875,000, or $159,800,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that 4% of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $144,675,000, or $166,500,000 if the over-allotment option is exercised in full, plus the $7,825,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $200,000 in either eventwill not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account plus the up to $1,900,000 of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$1,000,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$250,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders;
•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$180,000 for the administrative fee payable to Fortune Management ($7,500 per month for twenty four months); and
•	$470,000 for general working capital that will be used for miscellaneous expenses, general corporate purposes, liquidation obligations and reserves, including approximately $200,000 for director and officer liability insurance premiums.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Fortune Management, an affiliate of J. Paul Bagley and Leslie A. Brun, a monthly fee of $7,500 for general and administrative services.

On September 13, 2007, Fortune Management advanced an aggregate of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. On October 19, 2007, Fortune Management advanced an additional $60,000 to us, on a non-interest bearing basis, for payment of additional offering expenses. The loans will be payable without interest on the earlier of September 13, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Fortune Management has committed to purchase an aggregate of 7,825,000 warrants at $1.00 per warrant (for a total purchase price of $7,825,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe the purchase price of $1.00 per warrant for the insider warrants will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the insider warrants. However, actual fair value and any compensation impact will be determined based on the actual trading values of our warrants at the time they become separable. Consequently our actual results may deviate from these expectations.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on August 24, 2007 in order to serve as a vehicle for the acquisition of an operating business. We intend to focus our efforts on seeking a business combination with an operating company in the alternative asset management sector or a related business, meaning a business providing services or products to alternative asset management businesses or to investors in such businesses. Such related businesses could include back-office administrative services, information technology service providers and advisory and administrative service providers to high-net worth families and investors, third-party marketers and family offices. Businesses in the alternative asset management sector are commonly referred to by such categories as hedge funds, private equity funds, real estate funds, distressed funds, venture capital funds, debt funds, funds of funds, among others. Alternative asset management portfolios typically include a significant performance fee component and measure success in terms of absolute returns rather than comparisons to benchmark indices. Over the years, alternative asset managers have generally delivered superior returns to their investors as compared to traditional asset managers.

Over the past ten years, the total value of assets under management worldwide has grown to an estimated $50 trillion in 2006. Alternative asset management strategies have been the fastest growing sector of the asset management industry, driven primarily by the increased pool of saving, particularly pension assets, from an aging population in both developed and emerging markets around the world, and from a desire of these investors to diversify their investment portfolios. Alternative asset management generally deploys a variety of investment strategies to achieve certain return objectives within predefined risk parameters and investment guidelines. These investment returns generally tend to have a lower correlation to the broader market than do traditional asset management strategies/returns.

We will seek to acquire a business or businesses whose operations can be improved and enhanced with our capital resources, the investment experience of our officers, the proprietary deal flow and network of Fortune Management and Messrs. Bagley and Brun, and where there are substantial opportunities for both organic growth from expansion of business lines and product types and growth through acquisitions into areas such as Europe and the Far East. We intend to initially focus our search on businesses in the United Stales, but will also explore opportunities internationally.

Notwithstanding the foregoing, our efforts will not be limited to the alternative asset management industry or any other particular industry or geographic location. Accordingly, we may ultimately consummate a business combination with a target business in any industry or geographic location we choose. Although our management’s expertise is primarily in the alternative asset management sector, if we are presented with an opportunity in another industry that we believe would be in our stockholders’ best interests, we may pursue that opportunity. We will not base our decision to continue searching for target businesses in the alternative asset management sector on any specific factor, including the amount of time we have spent searching for target businesses in such industry. Rather, we will consider all potentially attractive business opportunities that we locate or are presented to us as we locate them or are presented with them. Therefore, although it is unlikely, it is possible that we will never actually approach a target business in the alternative asset management sector, as we may be presented attractive opportunities in other industries at the outset of our search.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience in the alternative asset management sector that there are numerous acquisition candidates available. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating business combinations, particularly in the alternative asset management sector, but will retain advisors as they deem necessary to assist them in their due diligence efforts. If we become aware of a potential business combination outside of the alternative asset management sector, it may be more likely that they would retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination, although we are not required to do so and may determine that our management is able to make its own determinations based on its collective business experience. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target. We will not acquire an entity with which our management has had acquisition or investment discussions through their other business activities. We also do not anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment company (or an affiliate thereof) that is affiliated with our officers, directors and existing stockholders. However, if circumstances change and we determined to acquire such an entity, we will be required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

We believe such factors will be important in evaluating prospective target businesses, regardless of whether we acquire a target business in the alternative asset management sector or in another industry and anticipate using these same criteria to analyze a target business in either the alternative asset management sector or in any other industry that we ultimately may explore. We will generally use these criteria and guidelines in evaluating acquisition opportunities, although we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). In evaluating these standards, our board may utilize various tests employed by the financial community such as a discounted cash flow analysis, a comparable transaction analysis and a comparable company analysis. Such evaluations and analyses performed by our board of directors would be presented to stockholders in the proxy solicitation materials furnished in connection with a proposed transaction. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Such an opinion would be included in the proxy solicitation materials we will furnish to our stockholders in connection with seeking stockholder approval of the proposed business combination. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders, officers and directors have agreed to vote any shares included in units purchased by them following this offering in the open market, including any shares purchased by Fortune Management under an agreement with EarlyBirdCapital pursuant to which it or its affiliates will place limit orders for up to 1,000,000 shares of our common stock commencing two business days after we file our preliminary proxy statement for a business combination, in favor of a proposed business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined in Section 13(d)(3) of the Securities Act of 1933, as amended) will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We will require each public stockholder seeking to exercise conversion rights to certify to us, under penalty of perjury, whether such stockholder is acting in concert or as a group with any other stockholder. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if, for example, his shares are not purchased by us or our management at a premium to the then current market price. By eliminating a stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we will deter a small group of stockholders from unreasonably attempting to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $10.17.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a converting holder’s election to convert is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to stockholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 40% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 39.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, our company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Liquidation If No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until , 2010 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by , 2010 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Fortune Management has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $10.17. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Fortune Management has agreed, pursuant to an agreements with us and EarlyBirdCapital that, if we liquidate prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Fortune Management would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, there is no exception to the obligations of Fortune Management to pay such claim. Messrs. Brun and Bagley would not be personally liable to ensure that the proceeds in the trust fund are not reduced by claims of creditors if Fortune Management is unable to satisfy its obligations. The board of directors of the Company would not be personally liable to ensure that the proceeds in the trust fund are not reduced by claims of creditors if Fortune Management is unable to satisfy its obligations. We cannot assure you that Fortune Management would be able to satisfy those obligations and if it refused to satisfy its obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against it to enforce our indemnification rights. Our audit committee will monitor Fortune Management’s financial information to confirm it has adequate funds to satisfy its indemnification obligations. However, the board cannot provide assurance that Fortune Management will have adequate funds to satisfy its indemnification obligations. Notwithstanding the foregoing, we have reviewed Fortune Management’s financial information and believe it will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that it will be able to satisfy those obligations and if it refused to satisfy its obligations, our board would have a fiducuary obligation and we would be required to bring a claim against it to enforce our indemnification rights. Therefore we cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than approximately $10.17, plus interest, due to such claims. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $10.17 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after , 2010 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.17 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Since August 2003, based upon publicly available information, approximately __ similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking a public offering of their stock. Of these companies, __ companies have consummated an initial business combination, while approximately __ other companies have announced they have entered into a definitive agreement for an initial business combination, but have not consummated such initial business combination, and __ companies have failed to complete initial business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, based upon publicly available information, there are approximately __ blank check companies with more than $__ billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. The cost for this space is included in the $7,500 per-month fee Fortune Management will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Fortune Management. We believe, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by Fortune Management is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$144,675,000 of the net offering proceeds plus the $7,825,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Lehman Brothers, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$125,550,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	The $144,675,000 of net offering proceeds plus the $7,825,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account of (i) up to $1,900,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) up to $1,900,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
J. Paul Bagley	65	Chairman of the Board of Directors
Leslie A. Brun	55	Chief Executive Officer and Director
Donald R. Jackson	58	Chief Financial Officer
Andrew J. Cahill	50	Managing Director — Corporate Development
Sheryl K. Pressler	56	Director
William Guttman	45	Director
Parker Brophy	43	Director
Philippe Charquet	44	Director

J. Paul Bagley has served as our Chairman since our inception. Mr. Bagley has also served as Chairman of the Board of Directors of Fortune Management Inc. (FMI1:GR), a company listed on the Frankfurt Stock Exchange that provides services in the areas of asset management and private equity management and Chairman, since July 2005. He has also served as Chairman of the Board of Directors of GATE, a privately held biodiesel company, since December 2005. Mr. Bagley is a founding principal of Stone Pine Investment Banking, LLC, a company that provides mezzanine capital to fund acquisitions, buyouts, growth and recapitalizations. Mr. Bagley was Chief Executive Officer of Laidlaw Holdings, Inc., an investment services company from January 1995 until November 1996. For more than twenty years, Mr. Bagley was engaged in investment banking activities with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company, Inc. Mr. Bagley served in various capacities with Shearson and E.F. Hutton & Company, Inc., including Executive Vice President and Director, Managing Director, Head of Direct Investment Origination and Manager of Corporate Finance. Mr. Bagley is also a director of Hamilton Lane Private Equity Fund plc, an Irish Stock Exchange listed investment partnership. Mr. Bagley graduated from the University of California at Berkeley with a B.Sc. in Business and Economics and from Harvard Business School with an M.B.A. in Finance.

Leslie A. Brun has served as our Chief Executive Officer since our inception. Since August 2007, Mr. Brun has served as non-executive chairman of the board of directors of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services. He has also served as a member of the board of directors of Fortune Management and chairman of the firm’s private equity management group since July 2006. Mr. Brun has also served as chairman and chief executive officer of Sarr Group, LLC, an investment holding company for Mr. Brun’s personal investments, principally automotive dealership assets, including real estate and investments in the print media arena, including The Philadelphia Inquirer and The Philadelphia Daily News. From 1991 to July 2006, Mr. Brun was the founder and chairman emeritus of Hamilton Lane, a leading private equity advisory and management firm with over $40 billion in assets under advisement and management. From 1990 to 1991, Mr. Brun served as Managing Director, Investment banking for CMS Companies. From 1988 to 1990, he was a managing director and co-founder of the investment banking group of Fidelity Bank in Philadelphia. From 1985 to 1988, he was vice president in the corporate finance division of E.F. Hutton & Company, Inc. Prior thereto he served as vice president of Lloyds International Corporation. Mr. Brun is a director of Broadridge Financial Solutions, Inc., a provider of technology-based outsourcing solutions to the financial services industry, and Philadelphia Media Holdings, LLC, the holding company for The Philadelphia Inquirer and The Philadelphia Daily News. Mr. Brun is also a trustee of the University of Buffalo Foundation, Inc. Mr. Brun received a B.S. from the State University of New York at Buffalo.

Donald R. Jackson has served as our Chief Financial Officer since our inception. Mr. Jackson is the principal owner and has served as manager of Stone Pine Accounting, LLC, a certified public accounting firm based in Denver, Colorado, since 1998. The firm specializes in providing fund administration services to private equity partnerships and other investment funds. Since 1994, Mr. Jackson has also been the Chief Financial Officer of Stone Pine Investment Banking, LLC and its affiliates, a privately held group of financial services companies specializing in investment banking, merchant banking and asset management. From 1989 to 1994, Mr. Jackson was Corporate Vice President with PaineWebber Incorporated, where he was involved in the financial administration of various publicly and privately offered investment partnerships. From 1986 to 1989, he was a First Vice President in the Direct Investments Group with Shearson Lehman Hutton Inc. and its predecessor, E.F. Hutton & Company, Inc., where he was also involved with the financial administration of investment partnerships. From 1972 to 1986, Mr. Jackson was associated with the accounting firm of Arthur Andersen & Co., serving as a Tax Partner in Andersen’s Dallas/Fort Worth office from 1981 to 1986. He holds a BSA, with a major in accounting, from the University of Denver and is a Certified Public Accountant.

Andrew J. Cahill has served as our Managing Director — Corporate Development since our inception. Since May 2005, he has served as Managing Member of Shore Capital LLC, a financial advisory and consulting firm. From January 2005 through May 2007, Mr. Cahill was co-founder and Managing Director of Conihasset Partners, LLC, an entity organized to acquire minority and/or majority equity positions in small, privately held companies. He was also Chief Operating Officer and Director of Conihasset Capital Partners, Inc., a business development company organized to acquire debt and equity securities of U.S. small and middle-market companies. Prior to co-founding Conihasset, he was a Director of Acquisitions at Summit Investment Management LLC, a Denver-based private investment firm, from June 2004 to January 2005. Summit purchases distressed commercial debt and other financial instruments from banks, financial institutions and other sources, including non-performing or sub-performing assets, loans or claims, Section 363 asset sales and structured loans. From July 1997 through April 2004, Mr. Cahill was a Managing Director of Stone Pine Investment Banking, LLC, where he was engaged in originating, structuring and executing transactions. Prior to joining Stone Pine, Mr. Cahill was a founding member and Managing Director-Investment Banking of Laidlaw Holdings, Inc. from January 1988 to July 1997. Prior thereto, Mr. Cahill was Vice President —  Investment Banking at Kuhns Brothers & Laidlaw and an Associate — Investment Banking at Moseley Securities Corp. from January 1983 to December 1987. He received a BS in Accounting from Villanova University and an MBA in Finance from Fordham University. Mr. Cahill currently has both the Series 7 and Series 63 licenses.

Sheryl K. Pressler has served as a member of our Board of Directors since October 2007. Ms. Pressler has been a self-employed investment and strategy consultant in Atlanta, Georgia since June 2001. From March 2000 to April 2001, she was Chief Executive Officer for Lend Lease Real Estate Investments —  United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to February 2000, she was the Chief Investment Officer for the California Public Employees’ Retirement System, the nation’s largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Ms. Pressler has served on the Board of Directors of Stillwater Mining Company, a company that mines, processes, refines and markets palladium, platinum and minor amounts of other metals from the J-M Reef in south central Montana, since 2002 and on the Board of the ING Funds since 2006. Ms. Pressler received a B.A. in philosophy from Webster University and an M.B.A. from Washington University.

William Guttman has served as a member of our board of directors since November 2007. Mr. Guttman is a Distinguished Service Professor of Economics and Technology at the Heinz School of Public Policy and Management at Carnegie Mellon University, and Special Adviser to the Provost of the University. He is Chairman of the Board of iCarnegie, Carnegie Mellon’s global education management company. Mr. Guttman has been instrumental in numerous technology transfer initiatives involving University intellectual property; most recently, the 2007 launch of the video search and compositing company, Panopto, whose board he also chairs. From 2004 to 2007, he served on the National Academies of Sciences and Engineering’s cybersecurity committee, which was established by Congress to advise it on Federal cybersecurity research and development priorities. Mr. Guttman has been a founder and/or principal of many financial services technology companies over the years, and currently serves as Director of Alphacet (a multi-asset strategy development platform of which he is also Board Chairman), Axioma (a portfolio rebalancing/risk analytics platform of which he is also Board Chairman), Confluence (a fund administration platform), Mismi (an automated liquidity sourcing ATS platform of which he is also Board Chairman), and Northstar (a wealth management platform). He previously served on the board of Clarifi, Inc. (a portfolio performance attribution systems), and served as principal in Clarifi’s successful sale to Standard and Poors (NYSE:MHP) in May of 2007. In addition, Mr. Guttman is Investment Partner and leads the financial technology practice at Philadelphia-based TL Ventures, one of the largest and oldest venture funds on the East Coast, with $1.4 billion under management. Previously, Mr. Guttman was Chairman & CEO of Printcafe (NASDAQ:PCAF), formed by the 1999 merger of Prograph Systems and nth degree software, the latter of which he founded and also led as Chairman & CEO. During his tenure, the business grew from a startup to a significant software company, employing over 500 people and serving some 8,000 customers in 34 countries. Printcafe was acquired in 2003 by Electronics for Imaging (NASDAQ:EFII). Earlier in his career, Mr. Guttman served in various advisory capacities for the United States, the World Bank, the International Monetary Fund, and the OECD. He is the author of Pacific-Asian Capital Markets (OECD/Oxford & IBH), Between Bailout and Breakdown: A Modular Approach to the Latin American Debt Crisis (Center for Strategic and International Studies), US Telecommunications Policy in Sub-Saharan Africa (U.S. Agency for International Development), and co-author of Toward a Safer and More Secure Cyberspace (National Academies of Sciences and Engineering) along with other writings and patents. Mr. Guttman received his B.A. from the University of California at Los Angeles. He was awarded Master’s and Doctoral Degrees from Balliol College, Oxford University, where he was a British Council Scholar.

Parker Brophy has served as a member of our board of directors since November 2007. Since April 2003, Mr. Brophy has served as the founder and manager of Mustang Capital Partners, LLC, a private equity advisory firm established to pursue direct secondary acquisitions and other private capital alternative investment strategies. From July 2000 through December 2002, Mr. Brophy was a principal at Meritage Private Equity Funds, a Denver-based family of communications-oriented venture capital funds. From January 1998 to July 2000, Mr. Brophy served as a director of corporate development for Qwest Communications International, Inc. From May 1996 to January 1998, Mr. Brophy was an equity analyst for Swiss Bank Corporation. Mr. Brophy worked as an entrepreneur in Kiev, Ukraine commercializing and privatizing Ukrainian television and media from 1992 through 1993 and served as an officer in the United States Army in the early 1990s. Mr. Brophy received a B.A. from Duke University and an M.B.A. from the Wharton School, University of Pennsylvania.

Philippe Charquet has served as a member of our board of directors since November 2007. Since July 2006, Mr. Charquet has been a managing partner at Tempo Capital Partners LLP, a London-based private equity manager of secondary direct assets. From May 2003 to July 2006, he was president, managing director and chairman of the investment committee of Viventures Partners, the former corporate venture capital arm of Vivendi Universal. From early 2005 to July 2006, Mr. Charquet was also the chairman of the board of SFF Financial Services, a Switzerland-based private equity fund. From March 1998 to March 2003, Mr. Charquet was the founder and chief executive officer of RQDI, a company that provides financial and strategic advisory services for European high-tech investors and funds. From 1995 to 1998, Mr. Charquet was CEO of 2MI Multimedia Investissements. From 1989 to 1994, Mr. Charquet was the founder and chief executive officer of MCM Intermarket Services, a correspondent of Banque Lazard in Russia. Mr. Charquet presently serves on five boards including as vice-chairman of the board of One Access, the fourth largest access routers manufacturer worldwide and as a member of the board of TES Electronic Solutions, a European leader in the supply of electronic design and manufacturing services. Mr. Charquet received a M.Sc. from Ecole Polytechnique, Paris.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the Class A directors, consisting of Philippe Charquet and Parker Brophy, will expire at our first annual meeting of stockholders. The term of office of the Class B directors, consisting of Sheryl K. Pressler and William Guttman, will expire at the second annual meeting. The term of the Class C directors, consisting of J. Paul Bagley and Leslie A. Brun, will expire at the third annual meeting.

None of these individuals has been or currently is a principal of, or affiliated with, a blank check company.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Fortune Management, an affiliate of J. Paul Bagley and Leslie A. Brun, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Bagley or Brun compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid by us or a target business to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Sheryl K. Pressler, William Guttman, Parker Brophy and Philippe Charquet will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Sheryl K. Pressler, as chairman, William Guttman and Parker Brophy, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our officers or directors in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Sheryl K. Pressler satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Philippe Charquet, as chairman, William Guttman and Parker Brophy, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants have agreed that such warrants will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	Fortune Management has entered into an agreement with EarlyBirdCapital pursuant to which it or its affiliates will place limit orders for 1,000,000 shares of our common stock commencing two business days after we file our preliminary proxy statement for a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved. If Fortune Management purchases shares of common stock pursuant to that agreement or if any of our other directors and officers purchase shares of common stock as part of this offering or in the open market, they have agreed to vote such shares in favor of a business combination. Accordingly, this will make it more likely that we will be able to consummate such a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

J. Paul Bagley is chairman of Fortune Management and Leslie A. Brun is a member of the board of directors of Fortune Management and chairman of the firm’s Private Equity Management group. Accordingly,

each of Messrs. Bagley and Brun has a pre-existing fiduciary obligation to Fortune Management. However, Fortune Management has agreed to allow Messrs. Bagley and Brun to show all potential business combination opportunities to us prior to showing such opportunities to Fortune Management.

Additionally, (i) Donald R. Jackson has a pre-existing fiduciary duty to Stone Pine Investment Banking, LLC and its affiliates, (ii) Andrew J. Cahill has a pre-existing fiduciary duty to Shore Capital LLC, (iii) Parker Brophy has a pre-existing fiduciary duty to Mustang Capital Partners, LLC and (iv) Philippe Charquet has a pre-existing fiduciary duty to Tempo Capital Partners LLP. Accordingly, they must honor these pre-existing fiduciary duties to such entities and will be required to present all business opportunities which are suitable for them to them prior to presenting such opportunities to us.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the public stockholders owning a majority of the shares of our common stock sold in this offering that have voted in connection with a proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment company (or an affiliate thereof) that is affiliated with our management, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 6, 2008 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
J. Paul Bagley	3,553,437	(3)	82.4%	3,206,562	(4)	16.0%
Leslie A. Brun	3,769,062	(5)	87.4%	2,990,937	(6)	17.1%
Donald Jackson	35,000		*	35,000		*
Andrew J. Cahill	35,000		*	35,000		*
Sheryl K. Pressler	45,000		1.2%	45,000		*
William Guttman	35,000		*	35,000		*
Parker Brophy	35,000		*	35,000		*
Philippe Charquet	35,000		*	35,000		*
Fortune Management, Inc.	3,229,999	(7)	74.9%	2,667,499	(7)	14.2%
All directors and executive officers as a group (eight individuals)	4,312,500	(7)	100.0%	3,750,000	(7)	20.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 562,500 shares of common stock held by Fortune Management.
(3)	Represents (i) 323,438 shares of common stock held by Mr. Bagley and (ii) 3,229,999 shares of common stock held by Fortune Management. Mr. Bagley is chairman of Fortune Management. Does not include 7,825,000 shares of common stock issuable upon exercise of insider warrants held by Fortune Management that are not exercisable and will not become exercisable within 60 days.
(4)	Represents (i) 323,438 shares of common stock held by Mr. Bagley and (ii) 2,667,499 shares of common stock held by Fortune Management. Does not include 7,825,000 shares of common stock issuable upon exercise of insider warrants held by Fortune Management that are not exercisable and will not become exercisable within 60 days.
(5)	Represents (i) 539,063 shares of common stock held by Mr. Brun and (ii) 3,229,999 shares of common stock held by Fortune Management. Mr. Brun is a member of the board of directors of Fortune Management and chairman of the firm’s Private Equity Management group. Does not include 7,825,000 shares of common stock issuable upon exercise of insider warrants held by Fortune Management that are not exercisable and will not become exercisable within 60 days.
(6)	Represents (i) 539,063 shares of common stock held by Mr. Brun and (ii) 2,667,499 shares of common stock held by Fortune Management. Does not include 7,825,000 shares of common stock issuable upon exercise of insider warrants held by Fortune Management that are not exercisable and will not become exercisable within 60 days.
(7)	Does not include 7,825,000 shares of common stock issuable upon exercise of insider warrants held by Fortune Management that are not exercisable and will not become exercisable within 60 days.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

Additionally, if holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their conversion rights and such business combination is consummated, our existing stockholders have agreed to forfeit and return to us for cancellation, in any allocation as they see fit, a number of shares so that the existing stockholders will collectively own no more than 23.8% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of an initial stockholder, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Fortune Management has committed to purchase the insider warrants (for a total purchase price of $7,825,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by Fortune Management or its affiliates. Fortune Management has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.

Fortune Management has entered into an agreement with EarlyBirdCapital, which is intended to comply with Rule 10b5-1 under the Exchange Act, pursuant to which it or its affiliates will place limit orders for 1,000,000 shares of our common stock commencing two business days after we file our preliminary proxy statement for a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved. Fortune Management has agreed to vote these shares in favor of a proposed business combination. Fortune Management has agreed that it will not sell or transfer any shares of common stock purchased by it pursuant to this agreement until one year after we have completed a business combination. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act and accordingly, any purchases that are not within the safe harbor provisions of Rule 10b-18 will not be made. These purchases will be made at a price equal to the per share amount held in our trust account as reported in our most recent Form 10-K, Form 10-Q or Current Report on Form 8-K filed prior to the purchase and will be made by EarlyBirdCapital or an independent broker dealer mutually agreed upon by Fortune Management and EarlyBirdCapital (including in the event that EarlyBirdCapital’s participation in the purchases would not comply with Rule 10b-18) in such amounts and at such times as EarlyBirdCapital or such other broker dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per share purchase price. As a result of EarlyBirdCapital’s interest in our consummation of a business combination, they may not be deemed to be independent for purposes of this agreement. Fortune Management has agreed to make available to EarlyBirdCapital monthly statements confirming that it has sufficient funds to satisfy these transactions.

Currently, insiders of similarly structured blank check companies are regularly entering into comparable purchase plans following their company’s announcement of the execution of a definitive agreement for a business combination and the filing by such company of a preliminary proxy statement for such business combination. The insiders enter into these plans as a means of acquiring additional ownership interests in the blank check company at a time when they believe their stock may be undervalued. However, these plans are generally not disclosed in the prospectus for their initial public offering. Since these insider purchases have become a general feature of similarly structured blank check companies, Fortune Management, an affiliate of our officers and directors, determined to enter into such a plan prior to our going public so that investors in our company would understand that this feature existed from the outset. By adopting the trading plan now, at a time when it is not in possession of material non-public information, Fortune Management is afforded the opportunity to acquire an additional ownership interest in our stock at a time when it may be in possession of material non-public information. Because public stockholders have the right to seek conversion of their shares if they are unhappy with a proposed transaction, such stockholders would be entitled to receive a pro rata share of the funds held in our trust account. An alternative method for such a stockholder to receive the same (or a higher) per share amount would be for such stockholder to sell his shares in the open market. Accordingly, the minimum price that such a stockholder will typically seek to obtain will be the per share amount held in the trust account. As a result, Fortune Management determined the per share amount held in our trust account as of the date of the signing of the definitive agreement was the proper price for his purchases – if a stockholder wants to sell his shares as an alternative to seeking conversion rights at a later time, Fortune Management would, subject to compliance with Rule 10b-18, purchase its shares at the same price the stockholder would receive at such later date.

J. Paul Bagley and Leslie A. Brun are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2007, we issued 5,750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.004 per share, as follows:

Name	Number of Shares	Relationship to Us
Fortune Management, Inc.(1)	4,600,000	Stockholder and provider of administrative services
Leslie A. Brun	718,750	Chief Executive Officer
J. Paul Bagley	431,250	Chairman of the Board

(1)	Mr. Bagley, our Chairman of the Board, is chairman of Fortune Management and Mr. Brun, our Chief Executive Officer, is a member of the board of directors of Fortune Management and chairman of the firm’s private equity management group.

In October 2007, Fortune Management transferred 45,000 shares to Sheryl Pressler upon her becoming a director of ours at a purchase price of approximately $0.004 per share, the same purchase price paid by Fortune Management. In November 2007, Fortune Management transferred 35,000 shares to each of William Guttman, Parker Brophy and Philippe Charquet upon their becoming directors of ours at a purchase price of approximately $0.004 per share, the same purchase price paid by Fortune Management. In January 2008, Fortune Management transferred 35,000 shares of common stock to each of Donald Jackson and Andrew Cahill at the same purchase price paid by Fortune Management. Additionally, in January 2008, Fortune Management, Leslie A. Brun and J. Paul Bagley contributed an aggregate of 1,437,500 shares of our common stock to our capital at no cost to us. Accordingly, we currently have 4,312,500 shares of common stock outstanding.

If the underwriters do not exercise all or a portion of their over-allotment option, Fortune Management has agreed to forfeit up to an aggregate of 562,500 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 562,500 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. As a result of an increase in offering size, the per-share conversion or liquidation price could decrease by as much as $0.04.

The holders of the majority of the initial shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Fortune Management has committed, pursuant to written subscription agreements with us and EarlyBirdCapital, to purchase the 7,825,000 insider warrants (for a total purchase price of $7,825,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by Fortune Management or its affiliates. Fortune Management has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination. The holders of the majority of the insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Fortune Management, an affiliate of J. Paul Bagley and Leslie A. Brun, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Fortune Management $7,500 per month for these services. Mr. Bagley is chairman of Fortune Management and Mr. Brun is a member of the board of directors of Fortune Management and chairman of the firm’s private equity management group. Accordingly, each will benefit from the transaction to the extent of his interest in Fortune Management. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Bagley or Brun compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by Fortune Management is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Fortune Management has advanced to us $160,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of September 13, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our code of ethics to become effective upon consummation of this offering requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors or founders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 65,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 4,312,500 shares of common stock are outstanding, held by seven stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by ____________, 2010 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	six months after the completion of a business combination; and
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the insider warrants),

•	in whole and not in part,
•	at a price of $0.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If we call the warrants for redemption and our management does not take advantage of this option, we have agreed to allow Fortune Management or its affiliates to exercise the insider warrants as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by Fortune Management or its affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol GLE.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols GLE and GLE.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 18,750,000 shares of common stock outstanding, or 21,562,500 shares if the over-allotment option is exercised in full. Of these shares, the 15,000,000 shares sold in this offering, or 17,250,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares, or 4,312,500 shares if the over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if the underwriters do not exercise the over-allotment option in full or in part in order to maintain our initial stockholders’ ownership interest in our common stock at 20% or if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144, as will be effective on February 15, 2008, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 187,500 shares immediately after this offering (or 215,625 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission had taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. However, the amendments to Rule 144 discussed above contain provisions that, upon effectiveness, will make Rule 144 available to such initial security holders of blank check companies and their transferees one year after consummation of an initial business combination by the blank check company.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.
Ladenburg Thalmann & Co. Inc.
Maxim Group LLC
Pali Capital, Inc.
Total	15,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 2,250,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$150,000,000	$172,500,000
Discount(1)	$0.70	$10,500,000	$12,075,000
Proceeds before expenses(2)	$9.30	$139,500,000	$160,425,000

(1)	$6,000,000, or $6,900,000 if the over-allotment option is exercised in full, of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination
(2)	The offering expenses are estimated at $625,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

In the event that we acquire a FINRA member or an entity affiliated with a FINRA member in the future, we have confirmed for the underwriters that NASD Rule 2720 would apply.

We have also agreed to reimburse the underwriters for fees, disbursements and expenses of the underwriters incurred in the offering, including legal fees in an amount not to exceed $15,000.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of December 31, 2007 and for the period then ended included in this prospectus and in the registration statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Global Alternative Asset Management, Inc.
Wayne, Pennsylvania

We have audited the accompanying balance sheet of Global Alternative Asset Management, Inc. (a corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from August 24, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Alternative Asset Management, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the period from August 24, 2007 (inception) to December 31, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, 2, and 3 to the financial statements, the Company's business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

New York, NY
February 6, 2008

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

BALANCE SHEET
As of December 31, 2007

ASSETS
Current assets:
Cash	$36,784
Total current assets	36,784
Deferred offering costs (Note 4)	183,107
Total assets	$219,891
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$2,000
Accrued offering costs	35,000
Note payable – stockholder (Note 5)	160,000
Total current liabilities	197,000
Commitments (Note 6)
Stockholders’ equity: (Note 7)
Preferred stock, $.0001 par value per share
Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value per share
Authorized 65,000,000 shares
Issued and outstanding 4,312,500 shares	431
Additional paid in capital	24,569
Deficit accumulated during the development stage	(2,109)
Total stockholders’ equity	22,891
Total liabilities and stockholders’ equity	$219,891

See notes to financial statements

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period from August 24, 2007 (inception) to December 31, 2007

Formation and operating costs	$2,109
Net loss	$(2,109)
Weighted average number of shares outstanding	4,312,500
Net loss per share basic and diluted	$(0.00)

See notes to financial statements

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the Period from August 24, 2007 (inception) to December 31, 2007

				Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Common Stock		Additional Paid-In Capital
	Shares	Amount
Issuance of common stock to initial stockholders	4,312,500	$431	$24,569	$—	$25,000
Net loss	—	—	—	(2,109)	(2,109)
Balance at December 31, 2007	4,312,500	$431	$24,569	$(2,109)	$22,891

See notes to financial statements

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period from August 24, 2007 (inception) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	2,000
Net cash used in operating activities	(109)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares of common stock to initial stockholders	25,000
Proceeds from note payable – stockholder	160,000
Payments of offering costs	(148,107)
Net cash provided by financing activities	36,893
NET INCREASE IN CASH	36,784
Cash at beginning of period	—
Cash at end of period	$36,784

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$35,000

See notes to financial statements

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 1 — Organization and Business Operations

Global Alternative Asset Management, Inc. (the “Company”) was incorporated in Delaware on August 24, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

At December 31, 2007, the Company had not yet commenced any operations. All activity through December 31, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed pubic offering of up to 15,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $10.17 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged to assist in any way in connection with a search for a target business) and prospective target businesses the Company negotiates with, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements, nor is there any guarantee that, even if such entities execute such agreements, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims, which could take priority over those of our Public Stockholders. Fortune Management, Inc., an affiliate of the Company’s Chief Executive Officer and Chairman, (“Fortune”) has agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that it will be able to satisfy those obligations. Furthermore, the Company cannot assure the Public Stockholders, that if the Company liquidates, they will receive upon liquidation approximately $10.17 per share, plus interest, due to such claims. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,900,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 1 — Organization and Business Operations – (continued)

majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will be dissolved and liquidated for the purposes of winding up its affairs. In the event of liquidation, only the Public Stockholders will be entitled to receive liquidating distributions. In addition, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2). In connection with any proposed Business Combination submitted for stockholder approval, the Company will also submit to stockholders a proposal to amend its Certificate of Incorporation to provide for the Company’s perpetual existence, thereby removing this limitation on the Company’s corporate life.

Note 2 — Summary of Significant Accounting Policies: Going Concern Consideration

Concentration of Credit Risk

The Company maintains cash in a bank deposit account which, at times, may exceed federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of December 31, 2007, the Company has provided a full valuation allowance against the deferred tax benefit related to its net loss.

Loss Per Share

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At December 31, 2007, there were no such potentially dilutive securities or other contracts. Therefore, basic and diluted loss per share were the same for the period from the date of inception (August 24, 2007) through December 31, 2007.

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 2 — Summary of Significant Accounting Policies: Going Concern Consideration  – (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Consideration

At December 31, 2007, the Company had $36,784 in cash and a working capital deficiency of $160,216. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plan to address this uncertainty through a Proposed Offering are discussed in Note 3. There is no assurance that Company’s plan to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Note 3 — Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 15,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.50 commencing the later of six months after our completion of a Business Combination or one year from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may redeem the Warrants (including the Insider Warrants), in whole and not in part, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The Company will pay the underwriters in the Proposed Offering an underwriting discount and commissions of $10,500,000 of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that $6,000,000 of the underwriting discounts and commissions will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

In January 2008, the Company and the underwriters amended certain terms of the offering. All disclosures herein reflect the amended terms.

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 4 — Deferred Offering Costs

Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

Note 5 — Note Payable, Stockholder

The Company has two unsecured promissory notes in aggregate principal amounts of $100,000 and $60,000 due to Fortune that were issued on September 13, 2007 and October 19, 2007, respectively. These notes are non-interest bearing and payable on the earlier of September 13, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the note approximates its carrying amount.

Note 6 — Commitments

Commencing on the IPO effective date Fortune will be paid a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support, until the Company consummates a Business Combination. This arrangement has been agreed to by Fortune for the Company’s benefit, not to provide the Chief Executive Officer and Chairman of the Company compensation in lieu of salary. The Company believes, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by Fortune is at least as favorable as the Company could have obtained from an unaffiliated entity.

Pursuant to letter agreements, which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Fortune has committed to purchase a total of 7,285,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $7,825,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. The Company believes the purchase price of $1.00 per Insider Warrant will represent the fair value of such warrants on the date of purchase and accordingly no compensation expense will be recognized with respect to the issuance of the Insider Warrants. However, actual fair value and any compensation impact will be determined based on the actual trading values of the Company’s Warrants at the time they become separable. Consequently, actual results may deviate from the Company’s expectations.

All of the proceeds received from the purchase will be placed in the Trust Account. The Insider Warrants to be purchased by Fortune will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants will be exercisable on a “cashless basis” so long as such securities are held by Fortune or its affiliates. Furthermore, Fortune has agreed that the Insider Warrants will not be sold or transferred by it until after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the date on which their shares are released from escrow. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2007

Note 6 — Commitments  – (continued)

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above.

Note 7 — Common and Preferred Stock

On January 30, 2008, the initial stockholders contributed an aggregate of 1,437,500 shares back to capital. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect this transaction.

Common stock issued and outstanding includes an aggregate of 562,500 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ overallotment is not exercised in full so that the initial stockholders collectively own 20% of the issued and outstanding shares of common stock after the proposed offering.

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$150,000,000

GLOBAL ALTERNATIVE ASSET MANAGEMENT, INC.

15,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

Ladenburg Thalmann & Co. Inc.	Maxim Group LLC	Pali Capital, Inc.

, 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	12,356.75
FINRA filing fee	40,750.00
American Stock Exchange Listing fees and expenses	80,000.00
Accounting fees and expenses	70,000.00
Printing and engraving expenses	100,000.00
Directors & Officers liability insurance premiums	200,000.00	(2)
Legal fees and expenses	305,000.00
Miscellaneous	15,893.25	(3)
Total	$825,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Fortune Management, Inc.	4,600,000
Leslie A. Brun	718,750
J. Paul Bagley	431,250

Such shares were issued on September 13, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited investors. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per share.

In October 2007, Fortune Management, Inc. transferred 45,000 shares to Sheryl Pressler upon her becoming a director at a purchase price of approximately $0.004 per share, the same purchase price paid by Fortune Management. In November 2007, Fortune Management transferred 35,000 shares to each of William Guttman, Parker Brophy and Philippe Charquet upon their becoming directors of ours at a purchase price of approximately $0.004 per share, the same purchase price paid by Fortune Management. In January 2008, Fortune Management transferred 35,000 shares of common stock to each of Donald Jackson and Andrew Cahill at the same purchase price paid by Fortune Management. Additionally, in January 2008, Fortune Management, Leslie A. Brun and J. Paul Bagley contributed an aggregate of 1,437,500 shares of our common stock to our capital at no cost to us.

In addition, Fortune Management, Inc. has committed to purchase from us 7,825,000 warrants at $1.00 per warrant (for an aggregate purchase price of $7,825,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws.*
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Graubard Miller.
10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and J. Paul Bagley.*
10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Leslie A. Brun.*
10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Donald Jackson.
10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Sheryl K. Pressler.*
10.5	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Andrew J. Cahill.
10.6	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and William Guttman.*
10.7	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Parker Brophy.*
10.8	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Philippe Charquet.*
10.9	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.10	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.11	Form of Promissory Notes issued to Fortune Management, Inc.*
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.13	Subscription Agreement among the Registrant, Graubard Miller and Fortune Management, Inc.
10.14	Form of Administrative Services Agreement between the Registration and Fortune Management Inc.*
10.15	Letter Agreement between the Registrant, Fortune Management, Inc. and EarlyBirdCapital, Inc.
14	Code of Ethics.*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Audit Committee Charter.*
99.2	Nominating and Corporate Governance Committee Charter.*

*	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on the 7th day of February, 2008.

GLOBAL ALTERNATIVE
ASSET MANAGEMENT, INC.

By:	/s/ Leslie A. Brun Leslie A. Brun Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ J. Paul Bagley J. Paul Bagley	Chairman of the Board	February 7, 2008
/s/ Leslie A. Brun Leslie A. Brun	Chief Executive Officer (Principal executive officer) and Director	February 7, 2008
* Donald Jackson	Chief Financial Officer (Principal accounting and financial officer)	February 7, 2008
* Sheryl K. Pressler	Director	February 7, 2008
* William Guttman	Director	February 7, 2008
* Parker Brophy	Director	February 7, 2008
* Philippe Charquet	Director	February 7, 2008

*By J. Paul Bagley,
Power of Attorney

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws.*
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Graubard Miller.
10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and J. Paul Bagley.*
10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Leslie A. Brun.*
10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Donald Jackson.
10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Sheryl K. Pressler.*
10.5	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Andrew J. Cahill.
10.6	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and William Guttman.*
10.7	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Parker Brophy.*
10.8	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Philippe Charquet.*
10.9	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.10	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.11	Form of Promissory Notes issued to Fortune Management, Inc.*
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.13	Subscription Agreements among the Registrant, Graubard Miller and Fortune Management, Inc.
10.14	Form of Administrative Services Agreement between the Registration and Fortune Management Inc.*
10.15	Letter Agreement between the Registrant, Fortune Management, Inc. and EarlyBirdCapital, Inc.
14	Code of Ethics.*
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Audit Committee Charter.*
99.2	Nominating and Corporate Governance Committee Charter.*

*	Previously filed.